UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

Explanatory Note

On April 6, 2010, we filed a Current Report on Form 8-K, or the Form 8-K, reporting our acquisition of the Center for Neurosurgery and Spine, located in Sartell, Minnesota, our entry into related material definitive agreements and our creation of financial obligations in connection with the acquisition. We are filing this Current Report on Form 8-K/A, or Form 8-K/A, to clarify certain loan agreements and obligations thereunder and to report additional information regarding an interest rate swap agreement. This Form 8-K/A hereby amends the Form 8-K and except as set forth herein, no other amendments to the Form 8-K are made by this Form 8-K/A.

The following disclosure replaces and supersedes the paragraphs under Item 2.01 of the Form 8-K.

As previously reported in our Current Report on Form 8-K filed on January 8, 2010, February 12, 2010, March 4, 2010, March 11, 2010 and March 25, 2010, we, through G&E Healthcare REIT II Sartell MOB, LLC, our wholly owned subsidiary, or G&E Healthcare REIT II Sartell MOB, entered into a real estate purchase agreement and escrow instructions on January 7, 2010, or the Purchase Agreement, and four amendments to the Purchase Agreement on February 8, 2010, March 1, 2010, March 5, 2010 and March 19, 2010, respectively, with Stingray Properties, LLC, an unaffiliated third party, or the Seller, and Crystal Blue Properties, LLC, Sylvan Holdings, LLC and Dr. Samir Elghor, also unaffiliated third parties, or collectively, the Seller Guarantor, and First American Title Insurance Company, for the purchase of the Center for Neurosurgery and Spine, located in Sartell, Minnesota, or the Center for Neurosurgery and Spine property, for a purchase price of $6,500,000, plus closing costs.

On March 31, 2010, we, through G&E Healthcare REIT II Sartell MOB, acquired the Center for Neurosurgery and Spine property from the Seller for a purchase price of $6,500,000, plus closing costs. We purchased the property by taking title subject to the Seller’s secured loan with Wells Fargo Bank, N.A., or the Lender, in the original principal amount of $4,000,000, which has an outstanding principal balance of $3,341,000, or the Loan. We financed the remaining balance of the purchase price using cash proceeds from our initial public offering. In connection with the acquisition, we paid an acquisition fee of $179,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors, LLC, the managing member of our advisor, Grubb & Ellis Healthcare REIT II Advisor, LLC. Additionally, pursuant to a separate agreement to which we were not a party, in connection with the acquisition of the Center for Neurosurgery and Spine property, the Seller paid a real estate broker of Grubb & Ellis Company, which serves as our sponsor, $130,000, or 2.0% of the purchase price, as a commission for real estate brokerage services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following disclosure replaces and supersedes the paragraphs under Item 2.03 of the Form 8-K.

Loan Agreements

On March 31, 2010, we, through G&E Healthcare REIT II Sartell MOB, entered into a performance of loan obligations and indemnity agreement, a consent and assumption agreement, a subordination agreement, a replacement reserve agreement, a bill of sale, assignment and assumption of leases and contracts, a mortgage, security agreement, assignment of rents and leases and a modification of third party mortgage, security agreement, fixture financing statement and assignment of leases and rents with the Seller, the Seller Guarantor and Gary Verkinnes, Ronald Berg and Jeffrey Gerdes, all unaffiliated third parties who, in addition to the Seller Guarantor, originally guaranteed the Seller’s obligations to the Lender as to the Loan, or the Additional Seller Guarantors, and the Lender, as applicable, or the Assumption Agreement. Pursuant to the Assumption Agreement, the Lender consented to our acquisition of the Center for Neurosurgery and Spine property provided that we, among other things, perform and/or assume certain obligations of the Seller under the existing Loan documents entered into between the Seller, Seller Guarantor, Additional Seller Guarantors and the Lender, or the Existing Loan Agreement. In addition, any obligations not assumed by us pursuant to the Assumption Agreement, shall be retained and performed by the Seller, the Seller Guarantor or the Additional Seller Guarantors, as applicable.

The Existing Loan Agreement is evidenced by a construction loan note in the original principal amount of $4,000,000, as amended, or the Note, a construction term loan agreement, guaranties and indemnities of the Seller, Seller Guarantors and Additional Seller Guarantors and an interest rate master agreement, or the Interest Rate Swap Agreement, as amended by two separate confirmation agreements, and is secured by a third party mortgage security agreement, fixture financing statement and assignment of leases and rents. The terms of the Existing Loan Agreement as amended, modified, or supplemented by the terms of the Assumption Agreement constitute our agreement with the Lender, the Seller, the Seller Guarantors and the Additional Seller Guarantors with respect to our particular obligations under the loan secured by the Center for Neurosurgery and Spine property, or the Loan Agreement.

The material terms of the Loan Agreement provide for: (i) monthly payments of principal and interest due on the 15th day of each month during the term of the loan made directly to the Lender; (ii) a maturity date of August 15, 2021; (iii) a fixed interest rate of 6.00% per annum pursuant to the interplay of the terms of the Note and the Interest Rate Swap Agreement, as amended (as discussed below); (iv) a default interest rate of 4.00% per annum above the fixed interest rate of 6.00%; (v) a late fee of 5.0% of the past due payment amount for any payment not received within five days of the scheduled due date; (vi) our maintenance of a minimum occupancy rate at the Center for Neurosurgery and Spine property of no less than 60.0% as of the end of each year beginning December 31, 2010 until the loan is paid in full and either: (a) our maintenance of an occupancy of no less than 90.0% as of the end of each year beginning December 31, 2010 until the loan is paid in full; or (b) our payment and maintenance of $250,000 into an account to be held by the Lender for so long as such occupancy rate is less than 90.0%; (vii) an establishment of a replacement reserve fund for the funding of capital replacements throughout the loan term with an annual deposit made by us of $38,000, which commenced on March 31, 2010 and shall be payable thereafter within 30 days of the end of each fiscal year until the loan is paid in full; provided, however, that the annual deposit shall be reduced by an amount so that the balance of the fund at the time of deposit will not exceed $200,000; (viii) the creation of a second mortgage securing our and G&E Healthcare REIT II Sartell MOB’s obligations under the performance of loan obligations and indemnity agreement, whereby we granted a security interest in the property to the Seller and all leases, rents, issues and profits are assigned to the Seller, or the Second Mortgage; (ix) a subordination of the Seller’s security interest in the property under the Second Mortgage to that of the Lender under the Loan Agreement, or the First Mortgage; (x) an immediate acceleration of the principal balance due upon written request from the Seller confirming that the Seller agrees to pay any swap termination amount, if any; and (xi) indemnifications by and among the Seller, Seller Guarantors, Additional Seller Guarantors, us and G&E Healthcare REIT II Sartell MOB’s regarding defaults under the Loan Agreement. The Loan Agreement also contains additional covenants, representations, indemnities and warranties that are customary of a secured loan agreement for real estate.

The Interest Rate Swap Agreement

On March 31, 2010, we, through G&E Healthcare REIT II Sartell MOB, entered into a performance of loan obligations and indemnity agreement with the Seller, the Seller Guarantor and the Additional Seller Guarantors, whereby we agreed to assume and perform the terms under the Interest Rate Swap Agreement. The Note provides for a per annum floating interest rate equal to LIBOR, plus 1.10%, or the Floating Rate, and the Interest Rate Swap Agreement, as amended, provides that for monthly payments or credits in the amount of the difference between 6.00% per annum and the monthly payment due under the Floating Rate in the Note. As a result of the interplay of the Note and Interest Rate Swap Agreement, as amended, the Loan effectively bears interest at a fixed interest rate of 6.00% per annum for the remaining term of the Loan. Pursuant to the performance of loan obligations and indemnity agreement, (i) the Seller is responsible for any swap termination amount if the Seller causes a Loan default which entitles the Lender to accelerate the Loan and (ii) we are responsible for any swap termination amount if we elect to pay the Loan in full, such as in connection with a future sale of the property, or if we cause a Loan default which entitles the Lender to accelerate the Loan.

The material terms of the Loan Agreement, which include the Assumption Agreement, the Existing Loan Agreement and the Interest Rate Swap Agreement, are qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.15 of the Form 8-K filed on April 6, 2010 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

April 7, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer